UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): November 17, 2005


                            HealthSouth Corporation
                            -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

               1-10315                                 63-0860407
               -------                                 ----------
        (Commission File Number)            (IRS Employer Identification No.)

               One HealthSouth Parkway, Birmingham, Alabama 35243
               --------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  Entry into a Material Definitive Agreement.

Key Executive Incentive Program

         On November 17, 2005, the Special Committee of the Board of Directors of HealthSouth Corporation (the "Company") approved, upon the recommendation of the Compensation Committee of the Board and the Chief Executive Officer (who is not a participant), the HealthSouth Corporation Key Executive Incentive Program (the "Program"). The Program is a supplement to the Company's overall compensation program for executives and is intended to incentivize key senior executives with equity awards that vest and cash bonuses that are payable, in each case through January 2009.

         Eight executive officers (each a "Participant" and, collectively, the "Participants") are entitled to receive incentive awards under the Program. The eight Participants include the following named executive officers: Michael D. Snow, Executive Vice President and Chief Operating Officer; John L. Workman, Executive Vice President and Chief Financial Officer; Gregory L. Doody, Executive Vice President, General Counsel and Secretary; and John Markus, Executive Vice President and Chief Compliance Officer. All other Participants in the Program are also executive officers of the Company.

         The Participants will receive approximately 50% of their awards in equity and 50% in cash, except that Messrs. Snow and Workman will receive 60% of their awards in equity and 40% in cash. The equity component will be comprised of approximately one-third stock options and two-thirds restricted stock.

         The equity award will be a one-time special equity grant, awarded in the fourth quarter of 2005. This award is separate from, and in addition to, the normal equity grants awarded in March and generally will be equivalent to the Participant's normal annual grant. The equity awards granted to the Participants who are named executive officers are as follows: Mr. Snow: 140,797 shares of restricted stock and 88,635 stock options; Mr. Workman: 119,617 shares of restricted stock and 75,301 stock options; Mr. Doody: 54,418 shares of restricted stock and 34,257 stock options; and Mr. Markus: 54,418 shares of restricted stock and 34,257 stock options. The stock options will have an exercise price equal to $3.87 per share, the fair market value on the date of grant. The stock options and restricted stock will vest according to the following schedule: twenty-five percent in January 2007, twenty-five percent in January 2008, and the remaining fifty percent in January 2009.

         The cash component of the award will be a one-time cash incentive payment payable twenty-five percent in January 2007, twenty-five percent in January 2008, and the remaining fifty percent in January 2009. This cash bonus will be equivalent to between approximately 80% and 110% of the Participant's base salary. In order for each Participant to receive each installment of the cash award, he or she must be employed in good standing on a full-time basis at the time of each payment, and the Company must have attained certain performance goals based on liquidity.

         In order to implement the Program, the Company intends to enter into individual awards agreements with each of the Participants, which agreement will set forth the terms and conditions of the awards consistent with the description above.

2005 Equity Incentive Plan

         On November 17, 2005, upon recommendation of the Compensation Committee, the Special Committee of the Board of Directors of the Company also adopted the HealthSouth Corporation 2005 Equity Incentive Plan (the "Equity Plan"). The Equity Plan was adopted to replace the Company's 1995 Stock Option Plan, which recently expired. The Equity Plan provides for the grant of stock options, restricted stock, stock appreciation rights, deferred stock and other stock-based awards (collectively, the "Awards") to directors, executives and other key employees of the Company as determined by the Board of Directors or the Compensation Committee of the Board in accordance with the terms of the Equity Plan and evidenced by an award agreement with each participant.

         The Equity Plan has a term of three years, unless terminated earlier by the Board. Any Awards outstanding under the Equity Plan at the time of its termination will remain in effect in accordance with their terms. The aggregate number of shares of common stock available for issuance under the Equity Plan is 22 million shares, subject to equitable adjustment upon a change in capitalization of the Company or the occurrence of certain transactions affecting the common stock reserved for issuance under the Equity Plan. Any awards under the Equity Plan must have a purchase price or an exercise price not less than the fair market value of such shares of common stock on the date of grant. Unless otherwise determined by the Board or as provided in an award agreement, upon a Change in Control (as defined in the Equity Plan) of the Company, the vesting of all outstanding awards will accelerate.

         Notwithstanding the foregoing, no option may be exercised and no shares of stock may be issuable pursuant to other Awards under the Equity Plan until the Company complies with its reporting and registration obligations under the federal securities laws, unless an exemption from registration is available with respect to such shares.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                      HealthSouth Corporation


                                      By:    /s/ Gregory L. Doody
                                         --------------------------------
                                         Name:  Gregory L. Doody
                                         Title: Executive Vice President,
                                                General Counsel, and Secretary


Dated: November 21, 2005

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                                 EXHIBIT INDEX


   Exhibit Number          Description
   --------------          -----------

      10                   HealthSouth Corporation 2005 Equity Incentive Plan